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                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Bank of Boston Corporation


We consent to the incorporation, by reference, in Amendment No. 1 to the Registration Statement of Bank of Boston Corporation ("Corporation") on Form S-3 (Registration No. 33-52571), of our report, dated January 20, 1994, on our audits of the consolidated financial statements of Bank of Boston Corporation and Subsidiaries as of December 31, 1993, and 1992, and for each of the three years in the period ended December 31, 1993, included in the Corporation's 1993 Annual Report to Stockholders and in Exhibit 13 to the Corporation's Annual Report on Form 10-K. Our report, referred to above, includes an explanatory paragraph related to the Corporation's adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and change in its method of accounting for purchased mortgage servicing rights, effective January 1, 1993; and its adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective December 31, 1993. We also consent to the reference to our firm under the caption "Experts."


                                   /s/ Coopers & Lybrand
                                   COOPERS & LYBRAND


Boston, Massachusetts
March 18, 1994